UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2007

TORRENT ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-19949

(Commission File Number)

84-1153522

(IRS Employer Identification No.)

One SW Columbia Street., Ste 640, Portland OR 97258

(Address of principal executive offices and Zip Code)

503.224.0072

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 19, 2007 we appointed Peter Craven as Chief Financial Officer to our company. president of finance. Mr. Craven, who was hired by our company in February 2007 as part of our succession plan, has now replaced Mike Fowler, who has resigned to undertake other personal and professional opportunities. Mr. Fowler, who served as CFO since January 2006, has agreed to assist us for the coming months as a consultant to ensure a smooth transition.

Mr. Craven has more than 25 years of accounting, oil and gas, and SEC public reporting experience. He began his career as a CPA with Ernst and Young and then worked for PacifiCorp in various accounting, SEC reporting, planning, M&A and management roles. He also served as vice president and controller for NERCO, Inc., a PacifiCorp subsidiary that owned significant oil and gas assets. Mr. Craven joined our company in February 2007, and has been responsible for all of our accounting and SEC reporting functions since that time. He received his undergraduate degree in accounting and economics from Gonzaga University in Spokane, Washington.

Item 9.01 Financial Statements and Exhibits

99.1 News release dated December 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRENT ENERGY CORPORATION

/s/ John Carlson

John Carlson,

President, CEO and Director

Date: December 19, 2007